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                                 EXHIBIT 21.1


                                SUBSIDIARIES OF
                      FROZEN FOOD EXPRESS INDUSTRIES, INC.


                                                           Jurisdiction of
               Name of Subsidiary                           Incorporation
-----------------------------------------------------       -------------

FFE Transportation Services, Inc.                            Delaware
W & B Refrigeration Service Company                          Delaware
Conwell Corporation                                          Delaware
Lisa Motor Lines, Inc.                                       Delaware
Compressors Plus, Inc.                                       Texas
Compressors Plus, Inc. *                                     Delaware
FFE. Inc.                                                    Texas
Conwell Cartage, Inc. *                                      Texas
Frozen Food Express, Inc. *                                  Texas
Middleton Transportation Company *                           Texas

Each subsidiary does business under its corporate name.

* Inactive